Exhibit 15.1

To the Board of Directors and Stockholders of Freeport-McMoRan Inc.:

We are aware of the incorporation by reference in the following Registration Statements:

1)Registration Statement (Form S-8 No. 333-115292) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2004 Director Compensation Plan,
2)Registration Statement (Form S-8 No. 333-136084) pertaining to the Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,
3)Registration Statement (Form S-8 No. 333-147413) pertaining to the Amended and Restated Freeport-McMoRan Copper & Gold Inc. 2006 Stock Incentive Plan,
4)Registration Statement (Form S-8 No. 333-189047) pertaining to the Plains Exploration & Production Company 2010 Incentive Award Plan; the Plains Exploration & Production 2004 Stock Incentive Plan; the McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan; the McMoRan Exploration Co. 2005 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2004 Director Compensation Plan, as amended and restated; the McMoRan Exploration Co. 2003 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2001 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 2000 Stock Incentive Plan, as amended and restated; the McMoRan Exploration Co. 1998 Stock Option Plan, as amended and restated; and the McMoRan Exploration Co. 1998 Stock Option Plan for Non-Employee Directors, as amended and restated,
5)Registration Statement (Form S-8 No. 333-212523) pertaining to the Freeport-McMoRan Inc. 2016 Stock Incentive Plan, and
6)Registration Statement (Form S-3 No. 333-281355) pertaining to the Freeport-McMoRan Inc. 2024
Automatic Shelf Registration Statement, as amended

of our report dated May 8, 2025 relating to the unaudited consolidated interim financial statements of Freeport-McMoRan Inc. that is included in its Form 10-Q for the quarter ended March 31, 2025.

/s/ Ernst & Young LLP

Phoenix, Arizona
May 8, 2025